Exhibit 10.1

SALE, CONTRIBUTION AND ASSIGNMENT AGREEMENT

THIS SALE, CONTRIBUTION AND ASSIGNMENT AGREEMENT (this “Agreement”), dated as of July 10, 2014, is between AMERICA FIRST MULTIFAMILY INVESTORS, L.P., a Delaware limited partnership (“ATAX”) and ATAX TEBS II, LLC., a Delaware limited liability company (the “Sponsor”).

W I T N ES S E T H:

Capitalized terms used herein and not otherwise defined in this Agreement shall have the meanings set forth in the Bond Exchange, Reimbursement, Pledge and Security Agreement, dated as of July 10, 2014 (“Reimbursement Agreement”), between the Federal Home Loan Mortgage Corporation (“Freddie Mac”) and the Sponsor.

WHEREAS, ATAX is the sole economic member of the Sponsor;

WHEREAS, ATAX is the owner of certain multifamily housing revenue bonds listed on Schedule I hereto (the “Bonds”);

WHEREAS, concurrently with delivery of this Agreement, ATAX is causing the Sponsor, pursuant to the Reimbursement Agreement, to deposit the Bonds (the “Deposited Assets”) with Freddie Mac in exchange for two or more series of certificates (collectively, the “Certificates”) evidencing undivided beneficial interests in the Bonds related to the series of certificates;

WHEREAS, pursuant to the Credit Enhancement, Freddie Mac has agreed to guaranty certain payments due on the Class A Certificates;

WHEREAS, ATAX desires to cause the Class A Certificates to be sold to investors and to have Freddie Mac guaranty payments due on the Class A Certificates and to have the Sponsor retain the Class B Certificates;

WHEREAS, ATAX will gain substantial benefit by causing the Sponsor to enter into the transactions contemplated by the Reimbursement Agreement; and

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration and the mutual terms and covenants contained herein, the parties hereto agree as follows:

Section 1.  Definitions.  As used in this Agreement, the following terms shall, unless the context otherwise requires, have the following meanings (such meanings to be equally applicable to the singular and plural forms of the terms defined):

“Agreement” means this Sale, Contribution and Assignment Agreement and all amendments hereof and supplements hereto.

“Closing Date” means July 10, 2014.

“Sponsor Documents” has the meaning given to such term in the Reimbursement Agreement.

Section 2.  Sale, Contribution and Assignment.  For value received, ATAX does hereby, effective as of the Closing Date, sell, contribute, assign, transfer and otherwise convey, or cause to be sold, contributed, assigned, transferred and conveyed to the Sponsor, including causing assignment directly to Freddie Mac for the benefit of the Sponsor (collectively, the “Transfer”), without recourse, all right, title and interest of ATAX in and to the Bonds, all payments due thereon, all rights held by ATAX as the Bondholder Representative in, to and under the Bonds and related Bond Documents, and the proceeds of any and all of the foregoing.  The Bonds will be transferred to the Sponsor in part as a sale, for an amount equal to the proceeds of the sale of the Class A Certificates minus costs of the transactions contemplated by the Sponsor Documents, including escrow and reserve funds required thereby, and in part as a capital contribution.

The Sponsor hereby accepts the Transfer of the Bonds.  Simultaneously with the Transfer, the Sponsor is depositing the Deposited Assets with Freddie Mac as contemplated by the Reimbursement Agreement.

Section 3.  Assignment Procedures.  ATAX, on or before the Closing Date, shall cause each series of Bonds, identified by CUSIP number, to be physically delivered to or at the direction of the Sponsor, indorsed (or accompanied by bond powers indorsed) to Freddie Mac or The Bank of New York Mellon Trust Company, N.A., in its capacity as escrow agent (the “Escrow Agent”) or in blank by the current registered owner thereof and, as applicable, certified by an appropriate medallion seal.

Section 4.  Representations and Warranties of ATAX.  ATAX hereby represents and warrants to the Sponsor that as of the Closing Date:

(i)           Due Authorization, Execution and Validity.  This Agreement has been duly authorized by ATAX, is valid and binding agreement of ATAX, and is enforceable in accordance with its terms except as may be limited by bankruptcy, insolvency, reorganization, moratoriums, liquidation or readjustment of debt or similar laws affecting the enforcement of creditors’ rights generally and as may be limited to the effect of general principles of equity.

(ii)           Organization and Existence.  ATAX (i) is a limited partnership duly organized and existing pursuant to the laws of the State of Delaware, (ii) has the corporate power and authority to own its properties and to carry on its business as now being conducted and as contemplated hereby, and (iii) has the corporate power and authority to execute and perform all of its undertakings hereunder.

(iii)           No Violation.  The execution and performance by ATAX of this Agreement (i) will not violate in any material respect or, as applicable, have not violated in any material respect any provision of any law, rule or regulation binding upon ATAX or any order of any court or other agency or government having jurisdiction over ATAX, and (ii) will not violate in any material respect, or as applicable, have not violated in any material respect any provision of any indenture, agreement or other instrument to which ATAX is a party or is otherwise subject, or result in the creation or imposition of any lien, charge or encumbrance of any nature except, in each case, as contemplated by the Sponsor Documents or this Agreement or as would not reasonably be expected to have a material adverse effect on ATAX’s ability to perform its respective obligations hereunder or under the ATAX Documents.

(iv)           Fair Value.  ATAX has received reasonably equivalent value and fair consideration for the Bonds that it assigned to the Sponsor.

(v)           Good Title; Absence of Liens; Security Interest.  Immediately prior to the transfer to the Sponsor, ATAX is the owner of, and has good and marketable title to, the Bonds that it assigned to the Sponsor free and clear of all liens, and has full right, corporate power and lawful authority to assign, transfer and pledge such Bonds.

(vi)           Solvency; Fraudulent Conveyance.  ATAX is solvent and will not be rendered insolvent by the transactions contemplated by the Transaction Documents and, after giving effect to such transactions, ATAX will not be left with an unreasonably small amount of capital with which to engage in its business.  ATAX does not intend to incur, or believes that it has incurred, debts beyond its ability to pay such debts as they mature.  ATAX does not contemplate the commencement of insolvency, bankruptcy, liquidation or consolidation proceedings or the appointment of a receiver, liquidator, conservator, trustee or similar official in respect of ATAX or any of its assets.  ATAX is not transferring (or causing to be transferred) the Bonds to the Sponsor and is not causing any affiliate of ATAX to transfer any Bonds to the Sponsor, and is not causing the Sponsor to transfer any Bonds to Freddie Mac, all as contemplated by the Sponsor Documents, with any intent to hinder, delay or defraud any of ATAX’s or its affiliates’ creditors.

(vii)           Bonds.  With respect to the Bonds ATAX makes the representations and warranties set forth in Section 2.1 of the Reimbursement Agreement, as if such representations and warranties are set forth herein.

Section 5.  Representations and Warranties of the Sponsor.  The Sponsor hereby represents and warrants to ATAX that as of the Closing Date:

(i)           Due Authorization, Execution and Validity.  This Agreement has been duly authorized by the Sponsor, is valid and binding agreement of the Sponsor, and is enforceable in accordance with its terms except as may be limited by bankruptcy, insolvency, reorganization, moratoriums, liquidation or readjustment of debt or similar laws affecting the enforcement of creditors’ rights generally and as may be limited to the effect of general principles of equity.

(ii)           Organization and Existence.  The Sponsor (i) is a limited liability company duly organized and existing pursuant to the laws of the State of Delaware, (ii) has the power and authority to own its properties and to carry on its business as now being conducted and as contemplated hereby, and (iii) has the power and authority to execute and perform all of its undertakings hereunder.

(iii)           No Violation.  The execution and performance by the Sponsor of this Agreement (i) will not violate in any material respect or, as applicable, have not violated in any material respect any provision of any law, rule or regulation binding upon the Sponsor or any order of any court or other agency or government having jurisdiction over the Sponsor, and (ii) will not violate in any material respect, or as applicable, have not violated in any material respect any provision of any indenture, agreement or other instrument to which the Sponsor is a party or is otherwise subject, or result in the creation or imposition of any lien, charge or encumbrance of any nature except, in each case, as contemplated by the Sponsor Documents or this Agreement or as would not reasonably be expected to have a material adverse effect on the Sponsor’s ability to perform its respective obligations hereunder or under the Sponsor Documents.

(iv)           Solvency; Fraudulent Conveyance.  The Sponsor is solvent and will not be rendered insolvent by the transactions contemplated by the Transaction Documents and, after giving effect to such transactions, the Sponsor will not be left with an unreasonably small amount of capital with which to engage in its business.  The Sponsor does not intend to incur, or believes that it has incurred, debts beyond its ability to pay such debts as they mature.  The Sponsor does not contemplate the commencement of insolvency, bankruptcy, liquidation or consolidation proceedings or the appointment of a receiver, liquidator, conservator, trustee or similar official in respect of the Sponsor or any of its assets.  The Sponsor is not transferring the Bonds to Freddie Mac, all as contemplated by the Sponsor Documents, with any intent to hinder, delay or defraud any of the Sponsor’s creditors.

Section 6.  Characterization of Transfer.  It is the express intention of the parties hereto that the Transfer of the Bonds by ATAX to the Sponsor be, and be construed as, an absolute sale and transfer to the Sponsor and not as a secured borrowing or a pledge of the Bonds by ATAX to the Sponsor to secure a debt or other obligation of ATAX.  ATAX will record the transaction as a sale from ATAX to the Sponsor; provided however, that due to consolidation of the Sponsor with ATAX under GAAP, the sale transaction will be presented on the consolidated financial statements of ATAX and the Sponsor as a secured financing for GAAP and, therefore, the Class A Certificates will be reported as debt on the consolidated financial statements of ATAX.  However, in the event that, notwithstanding the aforementioned intent of the parties, the Bonds are held to be property of ATAX, then, and exclusively and solely in such event, it is the express intent of the parties that such conveyance be deemed to be a pledge of the Bonds by

ATAX to the Sponsor to secure a debt or other obligation of ATAX and this Agreement shall also be deemed to be a security agreement within the meaning of Articles 8 and 9 of the New York Uniform Commercial Code.

Section 7.  Headings.  The various headings in this Agreement are included for conveyance only and shall not affect the meaning or interpretation of any provision of this Agreement.  References in this Agreement to section names or numbers are to such sections of this Agreement.

Section 8.  Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

Section 9.  Counterparts. This Agreement may be executed in two or more counterparts each of which shall be an original, but all of which together shall constitute one and the same instrument.

[signatures on next page]

IN WITNESS WHEREOF, the undersigned have caused this Sale, Contribution and Assignment Agreement to be duly executed as of the date specified above.

AMERICA FIRST MULTIFAMILY INVESTORS, L.P., a Delaware limited partnership

By:	AMERICA FIRST CAPITAL ASSOCIATES LIMITED PARTNERSHIP TWO, a Delaware limited partnership
Its:	General Partner

	By:	THE BURLINGTON CAPITAL GROUP LLC, a Delaware limited liability company
	Its:	General Partner

	By:	/s/ Mark A. Hiatt
Mark Hiatt
Chief Operating Officer

[SIGNATURE PAGE TO THE SALE, CONTRIBUTION
AND ASSIGNMENT AGREEMENT]

ATAX TEBS II, LLC, a Delaware limited liability company

By:	AMERICA FIRST MULTIFAMILY INVESTORS, L.P., a Delaware limited partnership
Its:	Member

	By:	AMERICA FIRST CAPITAL ASSOCIATES LIMITED PARTNERSHIP TWO, a Delaware limited partnership
	Its:	General Partner

		By:	THE BURLINGTON CAPITAL GROUP LLC, a Delaware limited liability company
		Its:	General Partner

		By:	/s/ Mark A. Hiatt
Mark Hiatt
Chief Operating Officer

[SIGNATURE PAGE TO THE SALE, CONTRIBUTION
AND ASSIGNMENT AGREEMENT]

SCHEDULE I

1.	Bexar County Housing Finance Corporation, Multifamily Housing Revenue Bonds (Huebner Oaks Apartments Project), Senior Series 2013A

2.	Bexar County Housing Finance Corporation, Multifamily Housing Revenue Bonds (Las Colinas Apartments Project), Senior Series 2013A

3.	Bexar County Housing Finance Corporation, Multifamily Housing Revenue Bonds (Perrin Crest Apartments Project

4.	Bexar County Housing Finance Corporation, Multifamily Housing Revenue Bonds (Dublin Apartments Project

5.	Bexar County Housing Finance Corporation, Multifamily Housing Revenue Bonds (Kingswood Apartments Project

6.	Bexar County Housing Finance Corporation, Multifamily Housing Revenue Bonds (Waterford Apartments Project)

7.	Texas Department of Housing and Community Affairs, Multifamily Housing Revenue Bond East Tex Pines Apartments) Series 2006

8.	The Health, Educational and Housing Facility Board of the City of Memphis, Tennessee, Multifamily Housing Revenue Refunding Bonds (GMF-Arbors of Hickory Ridge Apartments Project) Series 2012

9.	Housing Authority of the City of Durham, Multifamily Housing Revenue Bonds (Greens of Pine Glen Project) Series 2012A

10.	California Statewide Communities Development Authority, Multifamily Housing Revenue Bonds (Harden Ranch Apartments Project) 2013 Series V-1

11.	California Statewide Communities Development Authority, Multifamily Housing Revenue Bonds (Tyler Park Townhomes Apartments Project) 2013 Series W-1

12.	California Statewide Communities Development Authority, Multifamily Housing Revenue Bonds (Westside Village Apartments Project) 2013 Series X-1

13.	Indiana Housing and Community Development Authority, Multifamily Housing Revenue Bonds, Series 2013A (Copper Gate Apartments Project)

14.	Public Finance Authority, Multifamily Housing Revenue Bonds (The Palms at Premier Park Apartments Project) Series 2013A